EXHIBIT 10.60
                     STOCK PURCHASE AND REDEMPTION AGREEMENT

     THIS STOCK PURCHASE AND REDEMPTION AGREEMENT (this "Agreement") is entered into on this 21st day of June, 1999, by and among GEORGE McCAULEY, an individual ("McCauley"), MAGNETRAN, INC., a New Jersey corporation (the "Company") (McCauley and the Company together sometimes collectively referred to as the "Buyer"), and PLASMA-THERM, INC., a Florida corporation (the "Seller").

                                    RECITALS

     Seller is the owner of a total of 100 shares (the "Shares") of capital stock of the Company, such Shares representing all of the issued and outstanding capital stock of the Company. McCauley wishes to purchase five of the Shares, the Company wishes to redeem 95 of the Shares, and the Seller wishes to sell the Shares, all in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
                                   ARTICLE I.
                                 STOCK PURCHASE
               1.1 SHARES.

                   (a) At the Closing (as defined in Article VIII), Seller shall deliver to McCauley a duly executed stock certificate representing five (5) of the Shares, which certificate shall be delivered free and clear of all encumbrances, liens and security interests, endorsed in blank by the Seller and accompanied by revenue stamps evidencing the payment of all stock transfer taxes, if applicable.

                   (b) At the Closing (as defined in Article VIII), Seller shall deliver to the Company a duly executed stock certificate representing ninety-five (95) of the Shares, which certificate shall be delivered free and clear of all encumbrances, liens and security interests, duly endorsed in blank by the Seller and accompanied by revenue stamps evidencing the payment of all stock transfer taxes, if applicable.

               1.2 PURCHASE PRICE. The total purchase price for the Shares shall be $1,100,000 (the "Purchase Price"), payable as follows:

                   (a) $55,000 in cash, or certified or bank check of McCauley at Closing (the "Cash Payment");

                   (b) $245,000 in cash, or certified or bank check of the Company at Closing (the "Cash Payment"); and

                   (c) $800,000 in the form of a promissory note of the Company (the "Note"), in substantially the form attached hereto as Exhibit A.

                                  ARTICLE II.
                             SECURITY/SUBORDINATION

     The Note shall be secured by a Stock Pledge and Security Agreement in substantially the form attached hereto as Exhibit B. The Note may be subordinated only to bank debt which the Company may incur in connection with the financing of the transactions contemplated hereunder.

                                  ARTICLE III.
                     SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller represents to Buyer that the following statements are true and correct as of the date hereof:

               3.1 CORPORATE STANDING. The Company has been incorporated and is validly existing and in good standing under the laws of the State of New Jersey. The Company is duly qualified to own its property and carry on the business now being conducted by it. The Company has all necessary corporate power and authority to own and use the property and to transact the business in which it is engaged, and holds all necessary franchises, licenses and permits required therefor.

               3.2 SELLER'S SHARES. Seller is the sole owner of the Shares, which are free and clear of all liens, pledges, encumbrances, charges, agreements or claims by or on the part of any person, firm or corporation. Seller has full right and legal capacity to enter into this Agreement and to sell, assign, transfer and deliver the Shares to Buyer. No right or option to purchase the Shares exists in favor of any person, firm or corporation.

               3.3 CAPITALIZATION. The total authorized capital stock of the Company is 1,000 shares, $.01 par value, of which 100 shares are issued and outstanding, with no shares held by the Company in its treasury. All of the Shares have been validly issued and are fully paid and non-assessable.

               3.4 FINANCIAL STATEMENTS. The balance sheet and income statement (together, the "Financial Statements") of the Company as of August 31, 1998, attached hereto as Exhibits C and D, respectively, although unaudited, accurately reflect the financial condition of the Company, except for the following adjustments that will occur or be made with respect to the Company and the Financial Statements at or before the Closing:

                    The following intercompany items, which are shown on the Financial Statements as receivables to Seller and payables to the Company, will be forgiven by Seller:
                                       2

                   (a) 1997 federal taxes in the amount of $169,729; and

                   (b) Beginning intercompany account balance of $171,852.

                                   ARTICLE IV.
                               COVENANTS OF SELLER

     Seller will not sell or grant any right or option to any person, firm or corporation to purchase or otherwise acquire from it the Shares, or any part thereof, prior to the Closing of this Agreement.

                                   ARTICLE V.
              BUYER'S AND COMPANY'S REPRESENTATIONS AND WARRANTIES

     Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date (as defined in Article VIII), that it has the legal capacity and full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and that the Note, Stock Pledge and Security Agreement, and other instruments made by it pursuant to this Agreement are valid and binding obligations, enforceable against McCauley or the Company, as applicable, in accordance with their terms.

                                   ARTICLE VI.
                               COVENANTS OF BUYER

               6.1 KEY-MAN LIFE INSURANCE. Buyer covenants to cause the Company to purchase a key-man life insurance policy covering McCauley's life, with a minimum face amount of $1,000,000, and to complete a collateral assignment of the policy to the Seller for the Seller's benefit, which collateral assignment shall remain in effect so long as any principal or interest remains unpaid on the Note.

               6.2 USE OF NAME "MAGNETRAN, INC.". The Company covenants that, until such time as all outstanding principal and interest on the Note has been paid, the Company shall continue to use and operate under the name "Magnetran, Inc."

               6.3 QUARTERLY AND ANNUAL FINANCIAL STATEMENTS. Buyer covenants, following the Closing, to provide Seller with copies of (a) the Company's quarterly balance sheets and income statements within 15 days after the end of each fiscal quarter, and (b) the Company's annual balance sheets and income statements within 45 days after the end of each fiscal year, so long as any principal or interest remains unpaid on the Note.

                                  ARTICLE VII.
                                    BROKERAGE

     Buyer represents to Seller that it has not retained or employed anyone to act as broker or finder in connection with the transactions contemplated hereby.

                                  ARTICLE VIII.
                                     CLOSING

     The Closing shall take place on or before January 31, 1999, at the offices of Foley & Lardner, 100 North Tampa Street, Suite 2700, Tampa, Florida, 33602, or such other date as shall be mutually agreeable to the parties. The date fixed for Closing in accordance with the provisions of this Article shall be called the "Closing Date".

               8.1 COOPERATION. The parties agree to cooperate with each other and execute such further documents and diligently pursue all actions needed to duly complete the title examinations and transfer good and marketable title under this Agreement.

               8.2 ACKNOWLEDGMENT BY PARTIES.

                    (a) The parties acknowledge that Foley & Lardner has acted only as counsel to Seller in connection with the transactions contemplated by this Agreement. Buyer shall have no responsibility to pay the legal fees of Foley & Lardner, which fees shall be paid by Seller only. Buyer shall, however, be responsible for paying its incidental closing expenses.

                    (b) The parties acknowledge that Kulzer & DiPadova, P.A. has acted only as counsel to Buyer in connection with the transactions contemplated by this Agreement. Seller shall have no responsibility to pay the legal fees of Kulzer & DiPadova, P.A., which fees shall be paid by Buyer only. Seller shall, however, be responsible for paying its incidental closing expenses.

               8.3 RESIGNATION OF RONALD H. DEFERRARI. At the Closing, Ronald H. DeFerrari will resign from his positions as President, Secretary and Treasurer of the Company. McCauley will be the new President of the Company, and, as such, will execute the Note and the Stock Pledge and Security Agreement on behalf of the Company at Closing.


                                  ARTICLE IX.
                                  THE COMPANY

               9.1 Buyer has reviewed and acknowledges receipt of the corporate records of the Company.


                                   ARTICLE X.
                                   THE SHARES

               10.1 FEDERAL SECURITIES LAWS.

                    (a) The Shares sold hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of certain states, and are being offered and sold in reliance on exemptions from the registration requirements of said Act and such laws. These Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and applicable state securities laws, pursuant to registration or exemption therefrom. The Buyer should be aware that he will be required to bear the financial risks of this investment for an indefinite period of time.

                    (b) These Shares have not been recommended, approved or disapproved by any federal or state securities commission or other regulatory authority.

              10.2  FLORIDA SECURITIES LAWS.

     The Shares referred to herein will be sold to, and acquired by, the Buyer in a transaction exempt under Section 517.061 11(a) of the Florida Securities Act. The Shares have not been registered under said Act in the State of Florida. In addition, all Florida residents shall have the privilege of voiding the purchase within three days after the first tender of consideration is made by the Buyer to the Seller, an agent of the Seller, or an escrow agent or within three days after the availability of that privilege is communicated to such Buyer, whichever occurs later.

                                  ARTICLE XI.
           NON-EXCLUSIVE PURCHASE ARRANGEMENT BETWEEN BUYER AND SELLER

     The parties agree that, following the Closing, Seller will purchase from Buyer on a non-exclusive basis some or all of the power conversion equipment used by Seller in its business. Buyer agrees that Seller will receive "most favored customer" considerations and that, for similar orders with respect to product and volume, Buyer will not offer to other parties more favorable pricing terms than those offered to Seller.

                                  ARTICLE XII.
                                 INDEMNIFICATION

     Buyer agrees to indemnify and hold harmless Seller, and its successors and assigns, from and against all claims asserted against, resulting to, imposed upon, or incurred by Seller, directly or indirectly, by reason of, arising out of or resulting from:

     (i) the inaccuracy or breach of any representation, warranty or covenant of Buyer contained in or made pursuant to this Agreement; and

     (ii) any action or omission of McCauley, the Company, or any of their respective employees, agents or representatives, with respect to the business or operations of the Company following the Closing.

                                 ARTICLE XIII.
                              CONDITION TO CLOSING

     The Closing is contingent upon the following events:

                    1. The parties shall have received the approval of the New Jersey Department of Environmental Protection (DEP), with respect to the transactions proposed herein, as required under the New Jersey Industrial Site Recovery Act (ISRA). The parties acknowledge and agree that the Buyer shall be solely responsible for all costs and expenses incurred in connection with obtaining DEP approval. Further, if the required DEP approval has not been obtained by April 30, 1999, Seller shall have the right and option to immediately terminate this Agreement upon written notice to Buyer.

                    2. Seller shall have received written confirmation from the Securities and Exchange Commission (SEC) that Seller will be permitted to use pooling treatment with respect to a certain potential acquisition transaction after taking into consideration the sale of the Shares to Buyer.

                                  ARTICLE XIV.
                                  MISCELLANEOUS

               14.1 AMENDMENTS. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements relating to the subject matter hereof. The Agreement may not be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless signed in writing by the party sought to be charged.

               14.2 NOTICE. Any notice, report, demand or waiver required or permitted under this Agreement shall be in writing and be given by certified mail, return receipt requested, addressed to the parties at the addresses set forth below, or such other address as each party may give the other in writing pursuant to the provisions of this Section:

If to McCauley and/or the Company:       George McCauley
                                         134 Route 73
                                         Voorhees, New Jersey  08043

With copies to:                          Kulzer & DiPadova, P.A.
                                         76 Euclid Ave., Third Floor
                                         Haddonfield, NJ  08033
                                         Attn:  James B. Evans, Jr., Esq.

If to Seller:                            Plasma-Therm, Inc.
                                         10050 16th Street North
                                         St. Petersburg, Florida 33716
                                         Attn:  Stacy Wagner

With copies to:                          Foley & Lardner
                                         101 North Tampa Street
                                         Suite 2700
                                         Tampa, Florida  33602
                                         Attn:  Martin A. Traber, Esq.

               14.3 TAX STATUS. It is understood that neither Seller nor Buyer has made any representation to the other as to the tax status or effect of the transactions contemplated by this Agreement and each is taking separate counsel as to such matters.

               14.4 EXPENSES TO PARTIES. Buyer and Seller shall each be responsible for their respective closing and transfer expenses in connection with the transactions contemplated under this Agreement.

               14.5 GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Florida and shall be governed by the laws of Florida.

               14.6 FURTHER ASSURANCES. The parties each agree that they will, at the request of the other, execute and deliver all such further documents as the other may reasonably request to effectuate the transactions contemplated by this Agreement.

               14.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

               14.8 SUCCESSORS AND ASSIGNS. The rights and obligations of the parties to this Agreement shall inure to the benefit of and shall be binding upon the heirs, personal representatives, successors and assigns, as applicable, of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESSES:                              "McCauley":

                                        /s/ GEORGE MCCAULEY
-----------------------                 --------------------
                                        George McCauley
-----------------------

ATTEST:                                 "SELLER":

                                        PLASMA-THERM, INC.


/s/ KATHERINE BARTZOFF                  By:/s/ STACY L. WAGNER
----------------------                  ----------------------
                                        Stacy L. Wagner

                                        Its: VICE PRESIDENT AND SECRETARY
                                             ----------------------------

ATTEST:                                 "COMPANY":

                                        MAGNETRAN, INC.


                                        By:/s/ GEORGE MCCAULEY
----------------------                     --------------------
                                        Its: GENERAL MANAGER
                                        --------------------

                                              FLORIDA DOCUMENTARY STAMP TAX
                                                      REQUIRED BY LAW
                                                IN THE AMOUNT OF $2,800.00
                                               HAS BEEN PAID OR WILL BE PAID
                                           DIRECTLY TO THE DEPARTMENT OF REVENUE
                                                CERTIFICATE OF REGISTRATION
                                                      #390473800-39-002

                                 PROMISSORY NOTE


VORHEES, NEW JERSEY                                               JUNE 30, 1999
$800,000.00

     FOR VALUE RECEIVED, the undersigned (hereinafter the "Maker") hereby promises to pay to the order of Plasma-Therm, Inc., a Florida corporation (the "Payee") at 10050 16th Street North, St. Petersburg, Florida 33716, or at such other place as may be designated in writing by Payee, or to the holder hereof, the principal sum of Eight Hundred Thousand Dollars ($800,000.00) together with interest on the outstanding principal balance hereof at the rate provided herein. The principal amount of this Note shall be amortized over an amortization period of 15 years in approximately equal monthly installments of principal and interest, beginning on July 1, 1999, as set forth in the Amortization Schedule attached hereto as Exhibit A. Payments of principal and interest shall be made over 60 months as set forth in the Amortization Schedule. Upon the conclusion of said 60-month period, Maker shall immediately pay all outstanding principal, together with all then accrued and unpaid interest hereunder. Interest shall accrue on the unpaid principal balance at a rate of 7% per annum for the first 12 months of the Note, with the rate of interest increasing by 0.25% each year thereafter, as reflected on the Amortization Schedule. At the end of such 60-month period, after taking into consideration all of the relevant business conditions then in existence, Payee may consider refinancing the outstanding balance of the Note for an additional three-year period. If Payee elects to refinance the balance of the Note, the terms of such refinancing will be negotiated at that time.

     Maker waives presentment, notice of non-payment, dishonor and protest.

     In the event Maker defaults with respect to any of the payments due hereunder, the holder, at its option, shall be entitled to accelerate the balance owing under this Note, and all such principal sums together with accrued interest shall be immediately due and payable.

     In addition to a default caused by Maker's failure to make any of the payments due hereunder, the following shall also constitute events of default upon which the holder shall be entitled to accelerate the balance owing and immediately collect all amounts of principal and accrued interest:

     1. Failure of Magnetran, Inc. to maintain a minimum "quick ratio" of 2.5 to
1.0 for each fiscal quarter. For the purposes of this Note, the "quick ratio" shall be calculated as follows: (x) current assets less inventory compared to
(y) current liabilities plus new (current) debt.

     2. The material breach by Maker or George McCauley of any term, provision, condition, representation, warranty or covenant contained in that certain Stock Purchase

Agreement of approximately even date herewith by and among Maker, Payee and George McCauley.

     In the event of a default hereunder, the holder shall be entitled to recover all costs plus reasonable attorneys' fees incurred in the collection of this Note, including, but not limited to, costs and attorneys' fees incurred in connection with the filing of any action to collect on this Note.

     In the event of a default hereunder, interest on the outstanding principal balance shall accrue at the highest rate allowed by the laws of the State of Florida.

     This Note is secured by that certain Stock Pledge and Security Agreement of approximately even date herewith by and among George McCauley, Maker and Payee.

     Maker reserves the right to prepay this Note without penalty.

     Maker shall pay the entire amount of any documentary stamp tax owed to the Florida Department of Revenue, if any, in connection with the execution and delivery of this Note.
                                        MAKER:

                                        MAGNETRAN, INC.


                                        By: /s/ GEORGE MCCAULEY
                                        -----------------------
                                        Name:  George McCauley
                                        Title:  President

                       STOCK PLEDGE AND SECURITY AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of June 30, 1999, by and among GEORGEMcCAULEY, and individual ("McCauley"), MAGNETRAN, INC., a New Jersey corporation (the "Company") (McCauley and the Company are collectively referred to herein as the "Pledgor"), PLASMA-THERM, INC., a Florida corporation (the "Pledgee") and U. S. Bank Trust National Association (the "Pledge Holder").

                                    RECITALS

     Contemporaneously with the execution of this Agreement, Pledgor has purchased from Pledgee 100 shares (the "Shares") of capital stock of the Company with part of the purchase price represented by a Promissory Note from the Company in the original principal amount of $800,000.00 (the "Note"). To secure the payment of the Note, Pledgor has agreed to pledge and assign the Shares to Pledgee.

     NOW THEREFORE, in consideration of the foregoing, and in order to induce Pledgee to close on the sale of the Shares to Pledgor, it is agreed as follows:

     1. Appointment of the Pledge Holder. The Pledgor and Pledgee hereby designate and appoint U. S. Bank Trust National Association as the Pledge Holder for the purposes hereinafter set forth, and the Pledge Holder, by its execution of this document, accepts the appointment as Pledge Holder and agrees to be bound by and act in accordance with the provisions of this Agreement.

     2. DEPOSIT OF THE PLEDGED SHARES. Pledgor, with the present intention of creating a security interest in the Shares (hereinafter the "Pledged Shares") in favor of the Pledgee, hereby deposits with the Pledge Holder the Pledged Shares, with stock powers attached. The

Pledged Shares are pledged as security for the Note and shall be held and disposed of by the Pledge Holder in accordance with the terms and provisions of this Agreement.

     3. RIGHTS AND OBLIGATIONS OF THE PLEDGE HOLDER. The Pledgor and the Pledgee hereby authorize the Pledge Holder to keep and preserve the Pledged Shares in its possession pending payment in full of the Note by the Company. If a default occurs under the terms of the Note and the Pledgee declares the entire remaining balance on the Note to be due and payable, then the Pledgee shall have the right to direct the Pledge Holder, acting as agent of the Pledgee with respect to the Pledged Shares, to exercise Pledgee's rights and duties under this Agreement. Pledgor agrees that any notice to Pledge Holder and Pledgor by Pledgee concerning the sale, disposition or other intended actions in connection with the Pledged Shares, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to the Pledgor if such notice is mailed by registered mail, postage prepaid at least ten (10) days prior to such action. Further, in the event of a default by the Company under the terms of the Note, Pledgor hereby constitutes and irrevocably appoints the Pledge Holder, its successors and assigns, attorneys-in-fact of the Pledgor and hereby authorizes the attorney-in-fact, or its assigns to sell the Pledged Shares, in whole or in part, apply the proceeds to payment of Pledgee's costs and expenses, including reasonable attorneys' fees incurred in collection of the Note and sale of the Pledged Shares, and apply the residue toward the payment to Pledgee of the remaining balance on the Note. Upon a default of the Note, Pledgee shall have the option of taking possession of the Pledged Shares or directing the Pledge Holder to sell such Shares in accordance with the preceding sentence.

     4. DIVIDENDS AND CHANGES IN THE PLEDGED SHARES. In the event that during the term of this Agreement, any stock dividend, reclassification, reorganization, recapitalization or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares, or other securities issued by reason of any such change shall be held by the Pledge Holder under the terms of this Agreement in the same manner as the Pledged Shares, in accordance with instructions from both Pledgee and Pledgor.

     5. VOTING RIGHTS. Until an event of default shall occur under the Note, the Pledgor shall have the right to vote the Pledged Shares, and the Pledgee and Pledge Holder agree to execute any necessary proxies or other documents to effectuate this right. Upon the occurrence of an event of default under the Note, the Pledgee shall have the right to vote the Pledged Shares until such time as the event of default is cured.

     6. SUBSTITUTION OF COLLATERAL. There shall be no substitution of collateral under the terms of this Agreement without the prior written consent of the Pledgor, the Pledgee and the Pledge Holder.

     7. RELEASE OF SHARES AND TERMINATION OF AGREEMENT. Upon payment in full of the Note, Pledgee shall notify the Pledge Holder in writing that all installments due under the Note have been paid, and the Pledge Holder shall deliver or release the Pledged Shares (with stock powers attached, if applicable) to the Pledgor their respective shares, and all obligations by and between the Pledgor, the Pledgee and the Pledge Holder under this Agreement shall thereupon cease.
                                        3

     8. EXPENSES OF PLEDGE HOLDER. Any fees of the Pledge Holder and other costs as may be incurred by the Pledge Holder in connection with the administration of the provisions of this Agreement shall be paid by the Pledgor. It is agreed that the Pledge Holder shall be the exclusive agent of the Pledgee; however, any fee, compensation or other charge made by the Pledge Holder shall be the responsibility of the Pledgor.

     9. CONDUCT OF PLEDGE HOLDER. The Pledge Holder shall not be required to exercise any standard of care greater than ordinary care in discharging its duties and obligations under this Agreement, and the Pledge Holder shall not incur any liability to anyone for any damages, losses or expenses with respect to any action taken or omitted in good faith. The Pledge Holder shall have no duties other than those expressly imposed hereby. The Pledge Holder may rely and shall be protected in relying upon any paper or other document which may be submitted to it in connection with its duties hereunder and which it believes to be genuine and to have been signed or presented by the proper party or parties, and shall have no liability or responsibility with respect to the form, execution or validity thereof. The Pledge Holder shall be entitled to rely upon the written opinion of legal counsel selected by it in discharging its duty of ordinary care.

     10. INDEMNIFICATION. Pledgor and Pledgee jointly and severally agree to pay and hold the Pledge Holder harmless from and against all costs, charges, damages and attorneys' fees which it in good faith may incur or suffer in connection with or arising out of any claims made in connection with this Agreement.

     11. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficiently given if personally delivered or sent, first class mail, postage prepaid, addressed to the parties at their place of business or residence or to such other address as may be designated by any party to the other parties in writing.

     12. WAIVER. No delay or omission by Pledgee in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Pledgee hereunder are cumulative.

     13. MODIFICATION. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by written agreement signed by the Pledgor and Pledgee. An executed original of any such agreement shall be delivered to the Pledge Holder upon its execution and if such agreement affects the rights, duties or obligations of the Pledge Holder under this Agreement, it must also be executed and agreed to by the Pledge Holder before the same shall have any legal effect.

     14. APPLICABLE LAW. This Agreement and the transaction evidenced hereby shall be construed under the laws of the State of Florida as the same may, from time to time, be in effect, including, without limitation, the Uniform Commercial Code.
                                       5

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above. ATTEST: Pledgor:

ATTEST:                                 Pledgor:


[ILLEGIBLE]                             /s/ GEORGE MCCAULEY
------------------------------          -------------------
                                        George McCauley

                                        Magnetran, Inc.
                                        a New Jersey corporation

[ILLEGIBLE]                             By: /s/ GEORGE MCCAULEY
------------------------------          ------------------------
                                        George McCauley

                                        Its: PRESIDENT
                                            --------------
                                        Title


                                        Pledge Holder:


                                        U. S. Bank Trust National Association
SCOTT A SCHUHLE
------------------------------          By: /s/ MICHAEL J. MARRA
                                        -------------------------
[ILLEGIBLE]                             Michael J. Marra
------------------------------
                                        Its: VICE PRESIDENT
                                            -------------------
                                        Title

                                        Plasma-Therm, Inc.
                                        a Florida corporation

/s/ KATHERINE BARTZOFF                  By: /s/ STACY L. WAGNER
----------------------                  -----------------------
Katherine Bartzoff                      Stacy L. Wagner

                                        Its: VICE PRESIDENT,
                                             CHIEF FINANCIAL OFFICER,
                                             TREASURER AND SECRETARY
                                             -------------------------
                                        Title


                                       6